Exhibit 4.16

独家购买权协议

Exclusive Option Agreement

本独家购买权协议 (下称“本协议”) 由以下各方于 年 月 日在中华人民共和国（下称“中国”）北京签订：

This Exclusive Option Agreement (this “Agreement”) is executed by and among the Parties below as of in Beijing, the People’s Republic of China (the “China” or “PRC”):

甲方：	中传天下信息科技（深圳）有限公司，一家依照中国法律设立和存在的外商独资企业，地址为深圳市南山区高新中三道2号深圳软件园一期五栋401A；
Party A:	Zhongchuan Tianxia Information Technology (Shenzhen) Co., Ltd., a wholly-foreign-owned enterprise organized and existing under the laws of China, with its address at 401A, Building 5, Phase 1, Shenzhen Software Park, No.2 Gaoxin Zhongsan Road, Nanshan District, Shenzhen.

乙方：

Party B:

a)	宋雪松

Song Xuesong

身份证号码:	120112196809040417
ID Card No.:	120112196809040417
住所：	天津市河西区广东路中裕园3-3-702
Address:	Zhongyu Yuan 3-3-702, Guangdong Road, Hexi District, Tianjin

b)	陈蔚力

Chen Weili

身份证号码:	120106197309240516
ID Card No.:	120106197309240516
住所：	广东省深圳市宝安区宝城上川路15号
Address:	Baocheng Shangchuan Road 15, Baoan District, Shenzhen, Guangdong

1
秘密文件 Strictly Confidential

c)	王平

Wang Ping

身份证号码:	35020319691030401x
ID Card No.:	35020319691030401x
住所：	广东省深圳市南山区高新南环路36号彩虹之岸12栋4A
Address:	Caihong Zhi’an Building No.12 Suite 4A, Gaoxin Nanhuan Road 36, Nanshan District, Shenzhen, Guangdong

d)	刘东来

Liu Donglai

身份证号码:	120107196810103912
ID Card No.:	120107196810103912
住所：	天津市和平区南京路诚基经贸中心1号楼2门1702号
Address:	No 1702, Door 2, Build 1, Chengji Economic and Trade Centre, Nanjing Road, Heping District, Tianjin.

丙方：	北京中传视讯科技有限公司，一家依照中国法律设立和存在的有限责任公司，地址为北京市朝阳区光华路9号SOHO3QLAB32，统一社会信用代码为9111010576215249XM；
Party C:	Beijing Mobile Vision Technology Co., Ltd., a limited company duly registered in China, with its address at LAB32, SOHO3Q, No 9, Guanghua Road, Chaoyang District, Beijing and its uniform social credit code of 9111010576215249XM.

2
秘密文件 Strictly Confidential

在本协议中，甲方、乙方和丙方以下各称“一方”，合称“各方”。

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

鉴于，乙方系丙方股东并合计持有丙方100%股权，乙方将按本协议之条款授予甲方购买全部或部分该股权的权利。

Whereas, Party B are the shareholders of Party C and jointly hold 100% of the equity interest in Party C, and Party B are willing to grant to Party A the right to acquire such equity interest, in whole or in part, on the terms herein.

现各方协商一致，达成如下协议：

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.	股权买卖

Sale and Purchase of Equity Interest

1.1	授予权利

Option Granted

乙方在此不可撤销地授予甲方在中国法律允许的前提下，按照甲方自行决定的行使步骤，并按照本协议第1.3条所述的价格，随时一次或多次从乙方购买或指定一人或多人(“被指定人”)从乙方购买其目前和将来所持有的丙方的全部或部分股权（无论乙方出资额和/或持股比例将来是否发生变化）的一项不可撤销的专有权(“股权购买权”)。除甲方和被指定人外，任何第三人均不得享有股权购买权或其他与乙方股权有关的权利。丙方特此同意乙方向甲方授予股权购买权。本款及本协议所规定的“人”指个人、公司、合营企业、合伙、企业、信托或非公司组织。

Party B hereby irrevocably grant Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C now and in the future held by Party B (regardless whether Party B’s capital contribution amount and/or percentage of shareholding will be changed in the future) once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

3
秘密文件 Strictly Confidential

1.2	行使步骤

Steps for Exercise of Equity Interest Purchase Option

甲方行使其股权购买权以符合中国法律和法规的规定为前提。甲方行使股权购买权时，应向乙方发出书面通知(“股权购买通知”)，股权购买通知应载明以下事项：(a)甲方关于行使股权购买权的决定；(b)甲方拟从乙方购买的股权份额(“被购买的股权”)；和(c)被购买的股权的买入日期。

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests.

1.3	股权买价

Equity Interest Purchase Price

被购买的股权的买价（“股权买价”）应是行权当时中国法律允许的最低价格。乙方收到该股权对价后，应当提供给丙方与该股权买价相同金额的借款，该借款的期限为20年，且为无息。乙方应当在该借款期限届满时就该借款放弃对丙方的债权。

The purchase price of the Optioned Interests (the “Equity Interest Purchase Price”) shall be the lowest price permitted by the laws of China. After receiving the Equity Interest Purchase Price, Party B shall make an interest-free loan equivalent to the amount of Equity Interest Purchase Price to Party C, of which term is 20 years. Each member of Party B shall give up his(her) creditor’s right when the loan term expires.

4
秘密文件 Strictly Confidential

1.4	转让被购买股权

Transfer of Optioned Interests

甲方每次行使股权购买权时：

For each exercise of the Equity Interest Purchase Option:

1.4.1	乙方应责成丙方及时召开股东会会议，在该会议上，应通过批准乙方向甲方和/或被指定人转让被购买的股权的决议；

Party B shall cause Party C to promptly convene a shareholders meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2	乙方应就其向甲方和/或被指定人转让被购买股权取得丙方其他股东同意该转让并放弃优先购买权的书面声明。

Party B shall obtain written statements from the other shareholder of Party C giving consent to the transfer of the equity interest to Party A and/or the Designee(s) and waiving any right of first refusal related thereto.

1.4.3	乙方应与甲方和/或(在适用的情况下)被指定人按照本协议及股权购买通知的规定，为每次转让签订股权转让协议；

Party B shall execute a share transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

5
秘密文件 Strictly Confidential

1.4.4	有关方应签署所有其他所需协议、协议或文件，取得全部所需的政府批准和同意，并采取所有所需行动，在不附带任何担保权益的情况下，将被购买的股权的有效所有权转移给甲方和/或被指定人并使甲方和/或被指定人成为被购买的股权的登记在册所有人。为本款及本协议的目的，“担保权益”包括担保、抵押、第三方权利或权益，任何购股权、收购权、优先购买权、抵销权、所有权扣留或其他担保安排等；但为了明确起见，不包括在本协议、乙方股权质押协议项下产生的任何担保权益。本款及本协议所规定的“乙方股权质押协议”指甲方、乙方和丙方于本协议签署之日签订的股权质押协议，根据股权质押协议，乙方为担保丙方能履行丙方与甲方签订的独家业务合作协议项下的义务，而向甲方质押其在丙方的全部乙方股权。

The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and Party B’s Equity Interest Pledge Agreement. “Party B’s Equity Interest Pledge Agreement” as used in this Section and this Agreement shall refer to the Equity Interest Pledge Agreement executed by and among Party A, Party B and Party C on the date of this Agreement, whereby Party B pledge all of their equity interests in Party C to Party A, in order to guarantee Party C’s performance of its obligations under the Exclusive Business Corporation Agreement executed by and between Party C and Party A.

6
秘密文件 Strictly Confidential

2.	知识产权独家购买权

Exclusive Option regarding the Intellectual Property Rights

2.1	本协议签订之日起，若乙方拟转让、出售或以其他方式处置（任一处置方式以下简称“转让”）其拥有或持有的全部或部分知识产权（以下称“知识产权”，定义见第2.4条），甲方有权独家购买该等知识产权。

From the date hereof, if Party B proposes to transfer, sell or dispose of (each, a “transfer”) all or any part of the intellectual property rights owned or held by Party B (“IPR”), Party A shall have exclusive option.

2.2	若乙方有意转让全部或部分知识产权，应事先向甲方发出书面通知(“转让通知”)，转让通知应载明以下事项：(a) 乙方关于转让知识产权的意向；(b) 乙方拟转让的知识产权清单(“拟转让知识产权”)及转让的价格和其他条件。转让通知视为乙方向甲方发出的一份要约，按照该要约，乙方同意按转让通知中指定的价格条件向甲方转让全部或部分拟转让知识产权。

Prior to Party B proposes to transfer all or any part of its IPR, Party B shall give Party A a written notice (“Transfer Notice”), which shall specify (a) Party B’s intention to make the transfer; (b) the list of IPR to be transferred (“Offered IPR”) and the consideration and other conditions upon which the transfer is to be made. The Transfer Notice constitutes Party B’s offer given to Party A, pursuant to which, Party B agrees to transfer all or any part of its Offered IPR to Party A based on the same conditions described in the Transfer Notice.

7
秘密文件 Strictly Confidential

2.3	甲方收到转让通知后，有权在30日内选择按照转让通知中列明的转让价格和条件购买拟转让知识产权。如果甲方行使其独家购买权，双方应于甲方收到转让通知后45日内签订有关的知识产权转让协议，乙方应办理法律规定的知识产权转让的批准和登记手续。

Party A shall have an option for a period of 30 days from Party A’s receipt of the Transfer Notice to elect to purchase the Offered IPR at the same price and subject to the same conditions as described in the Transfer Notice. If Party A decides to exercise its exclusive option, the parties shall enter into relevant IPR transfer agreement within 45 days upon Party A’s receipt of the Transfer Notice and Party B is responsible to complete all related approvals and registrations formalities as prescribed by the PRC law.

2.4	本协议第2条所称“知识产权”指任何知识产权，包括但不限于著作权、专利权、专利申请权、商标、域名、软件、专有技术，并包括前述知识产权申请权利以及登记注册的权利，以及其他所有与前述知识产权有关的权利和权益。

The “IPR” referred to in this Article 2 means any intellectual property rights, including, without limitations, copyrights, patents, patent applications, trademarks, domain names, software and know-how together with (a) all rights to apply for or register any of the foregoing and (b) all other rights and interests to any of the foregoing.

8
秘密文件 Strictly Confidential

3.	承诺

Covenants

3.1	有关丙方的承诺

Covenants regarding Party C

乙方（作为丙方的股东）和丙方在此承诺：

Party B (as the shareholders of Party C) and Party C hereby covenant as follows:

3.1.1	未经甲方的事先书面同意，不以任何形式补充、更改或修改丙方公司章程文件，增加或减少其注册资本，或以其他方式改变其注册资本结构；

Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association and bylaws of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

3.1.2	按照良好的财务和商业标准及惯例，保持其公司的存续，审慎地及有效地经营其业务和处理事务；

They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

3.1.3	未经甲方的事先书面同意，不在本协议签署之日起的任何时间出售、转让、抵押或以其他方式处置丙方的任何资产、业务或收入的合法或受益权益，或允许在其上设置任何其他担保权益；

Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the business or revenues of Party C, or allow the encumbrance thereon of any security interest;

3.1.4	未经甲方的事先书面同意，不发生、继承、保证或容许存在任何债务，但(i)正常或日常业务过程中产生而不是通过借款方式产生的债务；和(ii)已向甲方披露和得到甲方书面同意的债务除外；

Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

9
秘密文件 Strictly Confidential

3.1.5	一直在正常业务过程中经营所有业务，以保持丙方的资产价值，不进行任何足以影响其经营状况和资产价值的作为/不作为；

They shall always operate all of Party C’s businesses during the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

3.1.6	未经甲方的事先书面同意，不得让丙方签订任何重大协议，但在正常业务过程中签订的协议除外(就本段而言，如果一份协议的价值超过【人民币10万元】，即被视为重大协议)；

Without the prior written consent of Party A, they shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB 100,000 shall be deemed a major contract);

3.1.7	未经甲方的事先书面同意，丙方不得向任何人提供贷款或信贷；

Without the prior written consent of Party A, they shall not cause Party C to provide any person with any loan or credit;

3.1.8	应甲方要求，向其提供所有关于丙方的营运和财务状况的资料；

They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

10
秘密文件 Strictly Confidential

3.1.9	如甲方提出要求，丙方应从甲方接受的保险公司处购买和持有有关其资产和业务的保险，该保险的金额和险种应与经营类似业务的公司一致；

If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

3.1.10	未经甲方的事先书面同意，丙方不得与任何人合并或联合，或对任何人进行收购或投资；

Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

3.1.11	将发生的或可能发生的与丙方资产、业务或收入有关的诉讼、仲裁或行政程序立即通知甲方；

They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

3.1.12	为保持丙方对其全部资产的所有权，签署所有必要或适当的文件，采取所有必要或适当的行动和提出所有必要或适当的控告或对所有索偿进行必要和适当的抗辩；

To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

11
秘密文件 Strictly Confidential

3.1.13	未经甲方事先书面同意，不得以任何形式派发股息予各股东，但一经甲方要求，丙方应立即将其所有可分配利润全部立即分配给其各股东；及

Without the prior written consent of Party A, they shall ensure that Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders; and

3.1.14	根据甲方的要求，委任由其指定的任何人士出任丙方的董事和/或执行董事。

At the request of Party A, they shall appoint any persons designated by Party A as the director and/or executive director of Party C.

3.2	乙方和丙方的承诺

Covenants of Party B and Party C

乙方承诺：

Party B hereby covenant as follows:

3.2.1	未经甲方的事先书面同意，不出售、转让、抵押或以其他方式处置其拥有的丙方的股权的合法或受益权益，或允许在其上设置任何其他担保权益，但根据乙方签署的《股权质押协议》在该股权上设置的质押则除外；

Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with Party B’s Equity Interest Pledge Agreement;

12
秘密文件 Strictly Confidential

3.2.2	促使丙方股东会和/或执行董事不批准在未经甲方的事先书面同意的情况下，出售、转让、抵押或以其他方式处置任何乙方持有之丙方的股权的合法权益或受益权，或允许在其上设置任何其他担保权益，但批准根据乙方签署的《股权质押协议》在乙方股权上设置的质押则除外；

Party B shall cause the shareholders’ meeting and/or the executive director of Party C not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with Party B’s Equity Interest Pledge Agreement;

3.2.3	未经甲方的事先书面同意的情况下，对于丙方与任何人合并或联合，或对任何人进行收购或投资，乙方将促成丙方股东会或执行董事不予批准；

Party B shall cause the shareholders’ meeting or the executive director of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A;

3.2.4	将发生的或可能发生的任何关于其所拥有的股权的诉讼、仲裁或行政程序立即通知甲方；

Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

13
秘密文件 Strictly Confidential

3.2.5	促使丙方股东会或执行董事表决赞成本协议规定的被购买的股权的转让并应甲方之要求采取其他任何行动；

Party B shall cause the shareholders’ meeting or the executive director of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

3.2.6	为保持其对股权的所有权，签署所有必要或适当的文件，采取所有必要或适当的行动和提出所有必要或适当的控告或对所有索偿进行必要和适当的抗辩；

To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

3.2.7	应甲方的要求，委任由其指定的任何人士出任丙方的董事和/或执行董事；

Party B shall appoint any designee of Party A as the director and/or executive director of Party C, at the request of Party A;

3.2.8	经甲方随时要求，应向其指定的代表在任何时间无条件地根据本协议的股权购买权立即转让其股权，并放弃其对其他现有股东进行上述股权转让所享有的优先购买权（如有的话）；和

At the request of Party A at any time, Party B shall promptly and unconditionally transfer its equity interests in Party C to Party A’s Designee(s) in accordance with the Equity Interest Purchase Option under this Agreement, and Party B hereby waives its right of first refusal (if any) to the share transfer by the other existing shareholder of Party C (if any); and

14
秘密文件 Strictly Confidential

3.2.9	严格遵守本协议及各方共同或分别签订的其他协议的各项规定，切实履行该等协议项下的各项义务，并不进行任何足以影响该等协议的有效性和可执行性的作为/不作为。如果乙方对于本协议项下或乙方股权质押协议下或对甲方的授权委托书中的股权，还留存有任何权利，除非甲方书面指示，否则乙方仍不得行使该权利。

Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under Party B’s Equity Interest Pledge Agreement or under the Power of Attorney granted in favor of Party A, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

4.	陈述和保证

Representations and Warranties

乙方和丙方特此在本协议签署之日和每一个转让日向甲方共同及分别陈述和保证如下：

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

4.1	其具有签订和交付本协议和其为一方的、根据本协议为每一次转让被购买的股权而签订的任何股权转让协议(各称为"转让协议")，并履行其在本协议和任何转让协议项下的义务的权力和能力。乙方和丙方同意在甲方行使购买权时，他们将签署与本协议条款一致的转让协议。本协议和其是一方的各转让协议一旦签署后，构成或将对其构成合法、有效及具有约束力的义务并可按照其条款对其强制执行；

They have the authority to execute and deliver this Agreement and any share transfer contracts to which they are a party concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contracts”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are a party constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

15
秘密文件 Strictly Confidential

4.2	无论是本协议或任何转让协议的签署和交付还是其在本协议或任何转让协议项下的义务的履行均不会：(i)导致违反任何有关的中国法律；(ii)与丙方章程或其他组织文件相抵触；(iii)导致违反其是一方或对其有约束力的任何协议或文件，或构成其是一方或对其有约束力的任何协议或文件项下的违约；(iv)导致违反有关向任何一方颁发的任何许可或批准的授予和(或)继续有效的任何条件；或(v)导致向任何一方颁发的任何许可或批准中止或被撤销或附加条件；

The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

4.3	乙方对其在丙方拥有的股权拥有良好和可出售的所有权，除乙方签署的《股权质押协议》外，乙方在上述股权上没有设置任何担保权益；

Party B have a good and merchantable title to the equity interests in Party C they hold. Except for Party B’s Equity Interest Pledge Agreement, Party B have not placed any security interest on such equity interests;

16
秘密文件 Strictly Confidential

4.4	目前没有悬而未决的或构成威胁的与丙方的股权、丙方资产有关的或与丙方有关的诉讼、仲裁或行政程序。

There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

5.	生效日

Effective Date

5.1	本协议于各方签署本协议之日生效，有效期10年，经甲方选择可再延长10年。

This Agreement shall become effective upon the date hereof, and remain effective for a term of 10 years, and may be renewed for an additional 10 years at Party A’s election.

5.2	若丙方股东发生变化，由新股东签署此协议，在此协议签署之日，原协议自动视为无效。

In the event of a change in the shareholders of Party C, the new shareholder should sign this agreement and the original agreement will automatically be deemed invalid on the date of signing of this agreement.

17
秘密文件 Strictly Confidential

6.	适用法律与争议解决

Governing Law and Resolution of Disputes

6.1	适用法律

Governing law

本协议的订立、效力、解释、履行、修改和终止以及争议解决均适用中国正式公布并可公开得到的法律。对中国正式公布并可公开得到的法律没有规定的事项，将适用国际法律原则和惯例。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

6.2	争议的解决方法

Methods of Resolution of Disputes

因解释和履行本协议而发生的任何争议，本协议各方应首先通过友好协商的方式加以解决。如果在一方向其他方发出要求协商解决的书面通知后30天之内争议仍然得不到解决，则任何一方均可将有关争议提交给中国国际经济贸易仲裁委员会，由该会按照其届时有效的仲裁规则仲裁解决。仲裁应在北京进行，使用之语言为中文。仲裁裁决是终局性的，对各方均有约束力。

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

18
秘密文件 Strictly Confidential

7.	税款、费用

Taxes and Fees

每一方应承担根据中国法律因准备和签署本协议和各转让协议以及完成本协议和各转让协议拟定的交易而由该方发生的或对其征收的任何和全部的转让和注册的税、花费和费用。

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

8.	通知

Notices

8.1	本协议项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、邮资预付或商业快递服务或传真的方式发到该方下列地址。每一通知还应再以电子邮件送达。该等通知视为有效送达的日期按如下方式确定：

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

8.1.1	通知如果是以专人递送、快递服务或挂号邮寄、邮资预付发出的，则以于设定为通知的地址在接收或拒收之日为有效送达日。

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

19
秘密文件 Strictly Confidential

8.1.2	通知如果是以传真发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）。

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

8.2	为通知的目的，各方地址如下：

For the purpose of notices, the addresses of the Parties are as follows:

甲方：	中传天下信息科技（深圳）有限公司
Party A:	Zhongchuan Tianxia Information Technology (Shenzhen) Co., Ltd.

地址：	深圳市南山区高新中三道2号深圳软件园一期五栋401A
Address:	401A, Building 5, Phase 1, Shenzhen Software Park, No.2 Gaoxin Zhongsan Road, Nanshan District, Shenzhen.

收件人：	洪婷
Attn:	Hong Ting

乙方：
Party B:

宋雪松
Song Xuesong

住所：	天津市河西区广东路中裕园3-3-702
Address:	Zhongyu Yuan 3-3-702, Guangdong Road, Hexi District, Tianjin

20
秘密文件 Strictly Confidential

陈蔚力
Chen Weili

住所：	广东省深圳市宝安区宝城上川路15号
Address:	Baocheng Shangchuan Road 15, Baoan District, Shenzhen, Guangdong

王平
Wang Ping

住所：	广东省深圳市南山区高新南环路36号彩虹之岸12栋4A
Address:	Caihong Zhi’an Building No.12 Suite 4A, Gaoxin Nanhuan Road 36, Nanshan District, Shenzhen, Guangdong

刘东来
Liu Donglai

住所：	天津市和平区南京路诚基经贸中心1号楼2门1702号
Address:	No 1702, Door 2, Build 1, Chengji Economic and Trade Centre, Nanjing Road, Heping District, Tianjin.

丙方：	北京中传视讯科技有限公司
Party C:	Beijing Mobile Vision Technology Co., Ltd.

地址：	北京市朝阳区光华路9号SOHO3QLAB32
Address:	LAB32, SOHO3Q, No 9, Guanghua Road, Chaoyang District, Beijing .

收件人：	宋雪松
Attn:	Song Xuesong

8.3	任何一方可按本条规定随时给其他方发出通知来改变其接收通知的地址。

Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

21
秘密文件 Strictly Confidential

9.	保密责任

Confidentiality

各方承认及确定彼此就有关本协议而交换的任何口头或书面资料均属机密资料。各方应当对所有该等资料予以保密，而在未得其他方书面同意前，不得向任何第三者披露任何有关资料，惟下列情况除外：(a)公众人士知悉或将会知悉该等资料(并非由接受资料之一方擅自向公众披露)；(b)适用法律法规或股票交易的规则或规例所需披露之资料；或(c)由任何一方就本协议所述交易而需向其法律或财务顾问披露之资料而该法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方工作人员或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。无论本协议以任何理由终止，本条款仍然生效。

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

22
秘密文件 Strictly Confidential

10.	进一步保证

Further Warranties

各方同意迅速签署为执行本协议的各项规定和目的而合理需要的或对其有利的文件，以及为执行本协议的各项规定和目的而采取合理需要的或对其有利的进一步行动。

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

11.	其他

Miscellaneous

11.1	修订、修改与补充

Amendment, change and supplement

对本协议作出修订、修改与补充，必须经每一方签署书面协议。

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

11.2	完整协议

Entire agreement

除了在本协议签署后所作出的书面修订、补充或修改以外，本协议构成本协议各方就本协议标的物所达成的完整协议，取代在此之前就本协议标的物所达成的所有口头或书面的协商、陈述和协议。 Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supercede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

23
秘密文件 Strictly Confidential

11.3	标题

Headings

本协议的标题仅为方便阅读而设，不应被用来解释、说明或在其他方面影响本协议各项规定的含义。

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.4	语言

Language

本协议以中文和英文书就，一式八份，乙方共计六名股东以及甲方、丙方各持一份，具有同等效力；中英文版本如有冲突，应以中文版为准。

This Agreement is written in both Chinese and English language in eight copies, the 6 shareholders of Party B, Party A and Party C having one copy with equal legal validity respectively; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

11.5	可分割性

Severability

如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。各方应通过诚意磋商，争取以法律许可以及各方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

24
秘密文件 Strictly Confidential

11.6	继任者

Successors

本协议对各方各自的继任者和各方所允许的受让方应具有约束力并对其有利。

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

11.7	继续有效

Survival

11.7.1	协议期满或提前终止前因本协议而发生的或到期的任何义务在本协议期满或提前终止后继续有效。

Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

11.7.2	本协议第5、6、9条和本第11.7条的规定在本协议终止后继续有效。

The provisions of Articles 5, 6, 9 and this Section 11.7 shall survive the termination of this Agreement.

25
秘密文件 Strictly Confidential

11.8	弃权

Waivers

任何一方可以对本协议的条款和条件作出弃权，但必须经书面作出并经各方签字。一方在某种情况下就其他方的违约所作的弃权不应被视为该方在其他情况下就类似的违约已经对其他方作出弃权。

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

本页其余部分刻意留为空白

The Remainder of this page is intentionally left blank

26
秘密文件 Strictly Confidential

有鉴于此，各方已自行或使得其各自授权代表于文首所载日期签署本独家购买权协议。

IN WITNESS WHEREOF, the Parties have executed, or caused their respective duly authorized representatives to execute, this Exclusive Option Agreement as of the date first above written.

甲方：中传天下信息科技（深圳）有限公司（盖章）

Party A: Zhongchuan Tianxia Information Technology (Shenzhen) Co., Ltd. (Seal)

签字：
By:	/s/ Hong Ting

姓名：	洪婷
Name:	Hong Ting

职务：	总经理
Title:	General Manager

秘密文件 Strictly Confidential

有鉴于此，各方已自行或使得其各自授权代表于文首所载日期签署本独家购买权协议。

IN WITNESS WHEREOF, the Parties have executed, or caused their respective duly authorized representatives to execute, this Exclusive Option Agreement as of the date first above written.

乙方：
Party B:

宋雪松
Song Xuesong

签字：
By:	/s/ Song Xuesong

秘密文件 Strictly Confidential

有鉴于此，各方已自行或使得其各自授权代表于文首所载日期签署本独家购买权协议。

IN WITNESS WHEREOF, the Parties have executed, or caused their respective duly authorized representatives to execute, this Exclusive Option Agreement as of the date first above written.

乙方：
Party B:

陈蔚力
Chen Weili

签字：
By:	/s/ Chen Weili

秘密文件 Strictly Confidential

有鉴于此，各方已自行或使得其各自授权代表于文首所载日期签署本独家购买权协议。

IN WITNESS WHEREOF, the Parties have executed, or caused their respective duly authorized representatives to execute, this Exclusive Option Agreement as of the date first above written.

乙方：
Party B:

王平
Wang Ping

签字：
By:	/s/ Wang Ping

秘密文件 Strictly Confidential

有鉴于此，各方已自行或使得其各自授权代表于文首所载日期签署本独家购买权协议。

IN WITNESS WHEREOF, the Parties have executed, or caused their respective duly authorized representatives to execute, this Exclusive Option Agreement as of the date first above written.

乙方：
Party B:

刘东来
Liu Donglai

签字：
By:	/s/ Liu Donglai

秘密文件 Strictly Confidential

有鉴于此，各方已自行或使得其各自授权代表于文首所载日期签署本独家购买权协议。

IN WITNESS WHEREOF, the Parties have executed, or caused their respective duly authorized representatives to execute, this Exclusive Option Agreement as of the date first above written.

丙方： 北京中传视讯科技有限公司（盖章）

Party B: Beijing Mobile Vision Technology Co., Ltd. (Seal)

签字：
By:	/s/ Song Xuesong

姓名：	宋雪松
Name:	Song Xuesong

职务：	董事长
Title:	Chairman of the Board

秘密文件 Strictly Confidential